UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant’s telephone number, including area code  (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Purchase Agreement

On October 24, 2018, we entered into a purchase agreement with Goldman Sachs & Co. LLC, as representative of the purchasers named therein, with respect to our issuance and sale of an aggregate principal amount of $500,000,000 of 5.05% First Mortgage Bonds, Series 2018A due 2048.

The purchase agreement contains customary representations, warranties and agreements by us and customary conditions to closing and indemnification obligations of the purchasers. The foregoing description of the purchase agreement is not complete and is qualified in its entirety by reference to the full text of the purchase agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The sale of the bonds closed on October 30, 2018. The sale of the bonds was not registered under the Securities Act of 1933, as amended, and the bonds were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Supplemental Indenture

The bonds were issued on October 30, 2018 pursuant to an Indenture dated March 1, 1997 between us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), and U.S. Bank National Association, as trustee, successor to SunTrust Bank, Atlanta, as trustee, as supplemented by the Seventy-Eighth Supplemental Indenture dated as of October 1, 2018 between us and the trustee.

The bonds bear an interest rate of 5.05% per annum and will mature on October 1, 2048. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2019.

We may redeem the bonds, in whole or in part, from time to time at our option prior to April 1, 2048, at a price equal to 100% of the aggregate principal amount of the bonds to be redeemed plus a specified “make-whole” premium and accrued and unpaid interest, if any, to the redemption date, and on or after April 1, 2048, as a price equal to 100% of the aggregate principal amount of the bonds to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

The bonds are first mortgage bonds issued under the indenture.  The indenture constitutes a first priority lien on substantially all of our owned tangible and intangible property equally and ratably with all other obligations issued under the indenture.  For additional information regarding the indenture, see “Part I — BUSINESS — OGLETHORPE POWER CORPORATION — First Mortgage Indenture” in our annual report on Form 10-K for this fiscal year ended December 31, 2017.

The foregoing description of the indenture and seventy-eighth supplemental indenture is not complete and is qualified in its entirety by reference to the full text of the indenture and supplemental indenture (including the form of the bonds) filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K.

Registration Rights Agreement

In connection with the closing of the sale of the bonds, we entered into a registration rights agreement, dated October 30, 2018, with Goldman Sachs & Co. LLC, as representative of the purchasers identified therein.  Pursuant to the registration rights agreement, we agreed to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to be declared effective a registration statement with respect to an offer to exchange any and all of the bonds, for a like aggregate principal amount of bonds identical in all material respects to the bonds sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. We have agreed to use commercially reasonable efforts to file such registration statement within 180 days after the issue date and cause such registration statement to be declared effective within 270 days after the issue date. Under specified circumstances, we have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the bonds. We will be obligated to pay additional interest if we fail to comply with our obligations to register the bonds and complete the exchange offer within the specified time periods during the period that we are not in compliance.

The foregoing description of the registration rights agreement is not complete and is qualified in its entirety by reference to the full text of the registration rights agreement, which is filed as Exhibit 1.2 hereto and is incorporated by reference herein.

Item 2.03.                                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Exhibit 9.01         Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

1.1

Purchase Agreement, October 24, 2018, by and between Oglethorpe Power Corporation (An Electric Membership Corporation) and Goldman Sachs & Co. LLC, on behalf of itself and the other purchasers named therein.

1.2	Registration Rights Agreement, dated October 30, 2018, by and between Oglethorpe and Goldman Sachs & Co. LLC, on behalf of itself and the other purchasers identified therein.

4.1	Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.1 to our Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

4.2

Seventy-Eighth Supplemental Indenture, dated as of October 1, 2018, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the first mortgage bonds, including the form of first mortgage bond attached as Exhibit B thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	October 30, 2018	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer